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                                                                  EXHIBIT (a)(5)

                         WAYNE HUMMER INVESTMENT TRUST
                         -----------------------------

                          WRITTEN INSTRUMENT AMENDING
                       AGREEMENT AND DECLARATION OF TRUST
                       ----------------------------------


     The undersigned, being at least a majority of the trustees of Wayne Hummer Growth Fund Trust, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated September 29, 1983 as amended on December 16, 1983, July 19, 1988, and November 24, 1992 (the "Declaration of Trust"), do hereby amend, effective as of July 31, 1999, the Declaration of Trust as follows, which amendment has been authorized by the Shareholders of the Trust:

1. Section 2 of Article I is hereby amended by replacing paragraph (c) thereto with the following:

     (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time;

2. Section 2 of Article I is hereby further amended by the addition of the following paragraph:

     (j) The term "class" or "class of Shares" refers to the division of Shares representing any series into two or more classes as provided in Article III,
Section 1 hereof.

3. Sections 1 and 2 of Article III are hereby amended and restated in their entirety as follows:

     Section 1. The Shares of the Trust shall be issued in one or more series as the Trustees may, without Shareholder approval, authorize from time to time. Each series shall be preferred over all other series in respect of the assets allocated to that series as hereinafter provided. The beneficial
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interest in each series shall at all times be divided into Shares (without par value) of such series, each of which shall represent an equal proportionate interest in such series with each other Share of the same series, none having priority or preference over another Share of the same series. The Trustees may, without Shareholder approval divide the Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the By-Laws. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series. Without limiting the authority of the Trustees set forth in this Section 1 to establish and designate any further series, the Trustees hereby confirm and ratify their prior establishment and designation of two (2) series of Shares known as the "Wayne Hummer Growth Fund" series and the "Wayne Hummer Income Fund" series, and further establish and designate two (2) new series of Shares to be known as the "Wayne Hummer Money Market Fund" series and the "Wayne Hummer CorePortfolio Fund" series. The establishment and designation of any series of Shares in addition to the foregoing shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series. As provided in Article IX, Section 1 hereof, any series of Shares (whether or not there shall then be Shares outstanding of said series) may be terminated by the Trustees by written notice to the Shareholders of such series or by the vote of the Shareholders of such series entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter. In the event of any such termination, a majority of the then Trustees shall execute an instrument setting forth the termination of such series.

     Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they


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consider appropriate for the issuance of Share certificates, the transfer of
Shares, and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and class and as to the number of Shares of each series and class held from time to time by each Shareholder.

4. Section 2 of Article IV is hereby amended by replacing paragraph (h) thereto with the following:

     (h) To allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series;

5. Sections 1, 2 and 3 of Article V are hereby amended and restated in their entirety as follows:

     Section 1. Subject to the voting powers of one or more classes of Shares as set forth elsewhere in this Declaration of Trust or in the By-Laws, the Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Article IV, Section 1; (b) with respect to any investment advisor or manager as provided in Article IV, Section 6; (c) with respect to any termination or reorganization of the Trust to the extent and as provided in Article IX, Section 1; (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 4; (e) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders;


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and (f) with respect to such additional matters relating to the Trust as may be required by law, the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.

     Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote, irrespective of series, shall be voted in the aggregate as a single class without regard to series or classes of shares, except (a) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes of Shares materially differently, Shares shall be voted by individual series or class; and
(b) when the Trustees have determined that the matter affects only the interests of one or more series or classes, only Shareholders of such series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

     A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Until Shares of any series or class are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders as to such series or class.

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     Section 2.  Meetings of Shareholders of any or all series or classes may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such series or classes as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Such meetings shall be held at the principal office of the Trust as set forth in the By-Laws of the Trust, or at any such other place within the United States as may be designated in the call thereof, which call shall be made by the Trustees or the President of the Trust. Meetings of Shareholders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees or such other person or persons as may be specified in the By-Laws upon written application by Shareholders holding at least twenty-five percent (25%) of the then outstanding Shares of all series and classes entitled to vote at such meeting requesting a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws which purpose shall be specified in any such written application.

     Shareholders shall be entitled to at least seven days' written notice of any meeting of the Shareholders.

     Section 3. The presence at a meeting of Shareholders in person or by proxy of Shareholders entitled to vote at least thirty percent (30%) of all votes entitled to be cast at the meeting shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust or the By-Laws permits or requires that the holders of any series or class shall vote as an individual series or class, then the presence in person or by proxy of Shareholders entitled to vote at least thirty percent (30%) of the aggregate votes entitled to be cast at the meeting of each series or class entitled to vote shall constitute a quorum. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held

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within a reasonable time after the date set for the original meeting without the necessity of further notice.

     Except when a larger vote is required by any provisions of the 1940 Act, this Declaration of Trust or the By-Laws, a majority of the Shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as an individual series or class, then a majority of Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

6. Section 4 of Article IX is hereby amended and restated in its entirety as follows:

     Section 4. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of Shareholders holding more than fifty percent (50%) of the Shares entitled to vote, except that an amendment which shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series or classes shall be authorized by vote of the Shareholders holding more than fifty percent (50%) of the Shares entitled to vote of each series or class affected and no vote of Shareholders of a series not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code and the regulations thereunder for the Trust's obtaining the most favorable treatment thereunder available to regulated investment companies shall not require authorization by Shareholder vote.

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     IN WITNESS WHEREOF, the undersigned, being at least a majority of the
Trustees in office, have executed this instrument this 23rd day of July, 1999.

/s/ Steven R. Becker                       /s/ David P. Poitras
--------------------                       --------------------
Steven R.  Becker                          David P.  Poitras



/s/ Charles V. Doherty                     /s/ James J. Riebandt
----------------------                     ---------------------
Charles V.  Doherty                        James J.  Riebandt



/s/ Joel D. Gingiss                        /s/ Eustace K. Shaw
-------------------                        -------------------
Joel D.  Gingiss                           Eustace K.  Shaw



/s/ Patrick B. Long
-------------------
Patrick B.  Long

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STATE OF ILLINOIS   )
                    )  SS.
COUNTY OF COOK      )

     Then personally appeared before me the above-named Steven R. Becker, Charles V. Doherty, Joel D. Gingiss, Patrick B. Long, David P. Poitras, James
J. Riebandt and Eustace K. Shaw known to me and known to be trustees of Wayne Hummer Investment Trust and acknowledged the foregoing instrument to be their act and deed.



                                               _________________________________
                                               Notary Public

                                               My Commission Expires:___________

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